UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: September 1, 2010
(Date of earliest event reported)

UAGH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16625 Dove Canyon Rd, #102-331,San Diego, CA
(Address of Principal Executive Offices)

(801) 295-3400
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 3.02

Unregistered Sales of Equity Securities

License Agreement

On September 1, 2010, The Markers Companies, Inc. (“TMC Nevada”), a subsidiary of UAGH, Inc. (the “Company”), entered into a License Agreement (the “Agreement”), dated as of August 27, 2010, with Markers Companies, LLC, an Arizona limited liability company (“MC LLC”).  Pursuant to the Agreement, MC LLC agreed to grant to TMC Nevada an exclusive, worldwide, perpetual license (the “License”) in certain intellectual property, consisting of the trademarks, websites, marketing rights and agreements, and other intellectual property set forth in Schedule 1 to the Agreement, as well as all Improvements thereto, as defined in the Agreement (collectively, the “Intellectual Property”).  MC LLC granted to TMC Nevada the License for all fields of use or application, with the right to sublicense, to make, have made, use, offer to sell, sell, export, and import the Intellectual Property.

Pursuant to the Agreement, TMC Nevada acknowledges that as between the parties, MC LLC continues to own all interest in the Intellectual Property and all valid trademark registrations throughout the world in the Intellectual Property.  TMC Nevada agreed to refrain from doing anything inconsistent with MC LLC’s ownership of the Intellectual Property, including any attack on the validity of the Intellectual Property or MC LLC’s title thereto.  All goodwill accrued through use of the Intellectual Property by TMC Nevada and its employees and agents shall inure to the benefit of MC LLC.

Additionally, TMC Nevada will own and have all right, title and interest in and to all Improvements and any intellectual property therein, of any kind or description created or developed by TMC Nevada or its sub-licensees.  The parties agreed that the ownership by TMC Nevada of the Improvements would be absolute and irrevocable, and would survive the termination of the Agreement.  In furtherance of TMC Nevada’s rights under the Agreement, MC LLC agreed to take all actions, and to execute and deliver to TMC Nevada or file with appropriate government agencies, all documents and other materials, as reasonably requested by TMC Nevada, in order to permit TMC Nevada (or any third party assignee or sub-licensee designated by it) to perfect and protect its ownership or license of all rights, title and interests in and to all Improvements and intellectual property therein.

In connection with and as full payment for the License granted in the Agreement, TMC Nevada agreed to pay MC LLC certain fees (the “License Fees”) according to the schedule below:

TMC Nevada will pay up to a maximum of $2,800,000 in cash, cash equivalents or marketable securities as follows:

1.

TMC Nevada will pay $100,000.00 on July 1, 2011 (ramp up year);

2.

TMC Nevada will pay 2% of gross sales or a minimum of $100,000.00 on July 1, 2012;

3.

TMC Nevada will pay 2% of gross sales or a minimum of $250,000.00 on July 1, 2013;

4.

TMC Nevada will pay 2% of gross sales or a minimum of $250,000.00 on July 1, 2014;

5.

TMC Nevada will pay 2% of gross sales or a minimum of $300,000.00 on July1 , 2015;

6.

TMC Nevada will pay 2% of gross sales or a minimum of $300,000.00 on July 1, 2016;

7.

TMC Nevada will pay 2% of gross sales or a minimum of $300,000.00 on July 1, 2017;

8.

TMC Nevada will pay 2% of gross sales or a minimum of $400,000.00 on July 1, 2018;

9.

TMC Nevada will pay 2% of gross sales or a minimum of $400,000.00 on July 1, 2019; and

10.

TMC Nevada will pay 2% of gross sales or a minimum of $400,000.00 on July 1, 2020;

provided, however, that if (i) Vincent Goett and Michael Broussard involuntarily cease to be Chairman and Vice-Chairman, respectively, of Markers, or (ii) Vincent Goett or Michael Broussard involuntarily ceases to be a Co-Chief Executive Officer (except for cause, as defined in employment agreements between Markers and Messrs. Goett and Broussard, or where one of them, in his capacity as a director of Markers, votes in favor of terminating the other as an officer) of Markers, at any time after they are appointed directors and officers and before July 1, 2020, then the balance of the payments due under the Agreement as described above will be due in full sixty (60) days after the last of them ceases to be a director.

Additionally, concurrent with the execution and delivery of the Agreement, the Company (UAGH, Inc.) agreed to issue to MC LLC or its designees, an aggregate of 11,000,000 shares (the “License Fee Shares”) of restricted common stock of UAGH, which shall be equal to 64.405% of all issued and outstanding shares of common stock of UAGH as of the date of issuance, on a fully diluted basis.  The shares will be issued in privately negotiated transactions, without registration, in reliance on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and rules and regulations promulgated thereunder.

Promissory Note

On August 30, 2010, the Company delivered a promissory note (the “Note”) dated August 24, 2010, to Tryant, LLC (“Tryant”), wherein the Company promised to pay to Tryant the sum of $250,000, less any outstanding liabilities of the Company arising in connection with the License Agreement.  The Note has a term of five months, and bears simple interest at a rate of 10%.  The note is collateralized by five hundred thousand (500,000) shares of the Company’s common stock.

Issuances of Common Stock and Warrants

In connection with the closing of the License Agreement and related transactions, described above, the Board of Directors of the Company authorized the following issuances of the Company’s securities:

-

an aggregate of four million five hundred thousand (4,500,000) shares of the Company’s restricted common stock to two entities, in connection with  forgiveness of debt owed to  Shareholders of the company.

-

an aggregate of Three hundred ninety-nine thousand, two hundred fifty-nine (399,259) shares of the Company’s restricted common stock to an entity, in exchange for consulting services, an indemnification, and other services provided to the Company in connection with the License Agreement.

-

an aggregate of two million (2,000,000) warrants to purchase shares of common stock of the Company, with the warrants having an exercisable term of three years, including a cashless exercise provision, and having an exercise price of $0.50 per share.

The shares and warrants will be issued in privately negotiated transactions, without registration, in reliance on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and rules and regulations promulgated thereunder.

These descriptions of the Agreement and the Note are not complete, and are qualified in their entirety by reference to the Agreement and the Note themselves, which are included in this filing as exhibits and which are incorporated herein by this reference.

Item 5.06

Change in Shell Company Status

The entry by the Company into the License Agreement described above constitutes a transaction that had the effect of causing the Company to cease being a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.  The Company plans to change its business direction and begin to conduct operations using the Intellectual Property described above.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

Principal Officers.

On August 25, 2010, Daniel Drummond, President and Director of the Company resigned from both positions. Also on August 25, 2010, Alex Ferries, Secretary and Director of the Company resigned from both positions. There were no disagreements between the Company and Mr. Drummond or Mr. Ferries. Mr. Drummond and Mr. Ferries resigned from their positions with the Company to pursue other business opportunities.  In connection with to Mr. Drummond's and Mr. Ferries' resignations, Jeff D. Jenson was appointed to be the Company's sole officer and director.

Mr. Jenson, 39, has been the Managing Director of Tryant, LLC, since 2004. He also served as President of NextFit, Inc. from February 25, 2009 until March 23, 2010. He currently is an acting Director of Solar Nation, Inc.

Item 8.01

Other Events

On August 26, 2010, the Company caused to be formed a Nevada corporation, The Markers Companies, Inc., (“TMC Nevada”), which will operate as a subsidiary of the Company.  The Company owns 1,000 shares of TMC Nevada, constituting 100% of the issued and outstanding shares of TMC Nevada.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired – Not Applicable.

(b)

Pro Forma Financial Information – Not Applicable

(c)

Shell Company Transactions – Not Applicable

(d)

Exhibits

99.1

License Agreement

99.2

Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAGH, Inc.

DATE: September 8, 2010

By:          /s/ Jeff Jenson
Jeff Jenson, President

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